UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2013

ASPEN INSURANCE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Front Street

Hamilton HM 19

Bermuda

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (441) 295-8201

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers

On February 7, 2013, Aspen Insurance Holdings Limited (“Aspen” or the “Company”) announced that Mr. Gordon Ireland has been appointed to its Board of Directors (the “Board”) as a Class III director.

In addition, Mr. Cusack will also resign as a director of the Company at the next Annual General Meeting expected to be scheduled for April 24, 2013. Mr. Cusack will no longer serve as director of the Company as at April 24, 2013. Mr. Cusack will step down from his role as Aspen’s Chief Risk Officer with immediate effect but will remain with the Company in a strategic role and as Chairman of Aspen Bermuda Limited.

Further, Mr. Ian Cormack will not stand for re-election as a director of the Company at the next Annual General Meeting expected to be scheduled for April 24, 2013. As a result, Mr. Cormack will no longer serve as a director of the Company as at April 24, 2013.

The attached press release, furnished as Exhibit 99.1 to this Current Report on Form 8-K, provides additional information. Following the appointment of Mr. Ireland, Aspen will have 12 Directors on its Board until April 24, 2013 whereby Messrs. Cormack and Cusack will step down from the Board. Mr. Ireland will be a member of the Board’s Audit Committee. The Board has determined that Mr. Ireland is an independent Director and an Audit Committee Financial Expert pursuant to the NYSE Corporate Governance Standards applicable to U.S. domestic issuers.

Under Aspen’s Bye-Laws, the appointment of Mr. Ireland will be subject to shareholder vote at Aspen’s 2013 Annual General Meeting, at which Mr. Ireland will be standing for election as a Class III Director. As a non-executive Director, Mr. Ireland is entitled to receive the same level of fees and benefits as other Aspen non-executive Directors, including for committee appointments. For additional information, please see our Annual Report on Form 10-K for the year ended December 31, 2011.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

On February 7, 2013, Aspen Insurance Holdings Limited issued a press release announcing the appointment of Mr. Gordon Ireland to the Board, the resignation of Mr. Julian Cusack from the Board at the next Annual General Meeting and that Mr. Ian Cormack will not be standing for re-election at the next Annual General Meeting, which has been attached as Exhibit 99.1.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) The following exhibit is furnished as part of this report:

99.1	Press Release from Aspen Insurance Holdings Limited dated February 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: February 7, 2013	By:	/s/ John Worth
	Name:	John Worth
	Title:	Chief Financial Officer

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